UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

July 22, 2016 (July 21, 2016)

SMTC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-31051	98-0197680
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

635 Hood Road

Markham, Ontario, Canada L3R 4N6

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (905) 479-1810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07         Submission of Matters to a Vote of Security Holders

The Company held its annual meeting of stockholders on July 21, 2016. The stockholders were asked to vote on the four proposals listed below, which were described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 10, 2016. The final voting results for each proposal are set forth below.

 Proposal 1 - Each of the five nominees for director received the requisite plurality of votes for election. The vote tabulation was as follows:

Nominee	For	Withheld	Non Votes
Clarke Bailey	6,714,782	904,927	6,020,234
David Sandberg	6,722,737	896,972	6,020,234
J. Randall Waterfield	6,733,737	885,972	6,020,234
Frederick Wasserman	6,722,982	896,727	6,020,234
Sushil Dhiman	6,975,782	643,927	6,020,234

Proposal 2 - Stockholders voted in favor of the ratification of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 1, 2017.

For	Against	Abstain
12,038,610	1,555,751	45,582

Proposal 3 – Stockholders voted in favor of the ratification of the increase of stock awards available to be issued under the 2010 Incentive Plan.

For	Against	Abstain	Non Votes
5,547,573	1,949,333	122,803	6,020,234

Proposal 4 – A Non-binding advisory vote approved executive compensation.

For	Against	Abstain	Non Votes
6,626,615	847,416	145,678	6,020,234

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 22, 2016	SMTC CORPORATION

	By:	/s/ Sushil Dhiman
Name: Sushil Dhiman
Title: President and Chief Executive Officer